                                                                     Exhibit 5.1

                      Skadden, Arps, Slate Meagher & Flom
                                   (Delaware)
                               One Rodney Square
                                  P.O. Box 636
                        Wilmington, Delaware 19899-0636
                                 (302) 651-3000


                                                May 5, 1997


Xerox Capital Trust I
Xerox Corporation
c/o  Xerox Corporation
     P.O. Box 1600
     Stamford, CT  06904-1600

Ladies and Gentlemen:

          We have acted as special counsel to Xerox Corporation, a New York corporation (the "Company"), and Xerox Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 3801 et. seq.) (the "Trust"), in connection
                                        --  ---
with the preparation of the Registration Statement on Form S-4 (File No. 333-24193) filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), by the Trust of $650,000,000 aggregate liquidation amount of 8% Series B Capital Securities (the "Capital Securities").

          The Capital Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of January 29, 1997 (the "Declaration"), among Eunice M. Filter, George R. Roth and Douglas J. Mahoney, as administrative trustees, First National Bank of Chicago, as property trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware trustee and the Company, as sponsor.
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Xerox Capital Trust I
Xerox Corporation
May 5, 1997
Page 2


          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-24193) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on March 28, 1997 under the Act, and Amendment No. 1 thereto filed with the Commis sion on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement, dated as of January 29, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated; (iii) the form of the Capital Securities and a specimen certificate thereof; (iv) the Certificate of Incorporation and Bylaws of the Company; (v) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on January 23, 1997; and (vi) the Declaration. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The documents referred to in clauses (ii), (iii), (v) and
(vi) are hereinafter referred to as the "Operative Documents".

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents

Xerox Capital Trust I
Xerox Corporation
May 5, 1997
Page 3

of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that:

     1. The Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Registration Statement becomes effective and the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

Xerox Capital Trust I
Xerox Corporation
May 5, 1997
Page 4


     2. The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee and to exercise its rights and powers under the Declaration.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Exchange Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                           Very truly yours,



                                           Skadden, Arps, Slate Meagher & Flom
                                                        (Delaware)